Exhibit 10.30

Working Capital Loan Contract

No: fj1122021146

Borrower: Shengfeng Logistics Group Co., Ltd

Unified social credit Code: ******************

Legal representative / person in charge: Liu Yongxu

Address: No.478, Fuxin East Road, Jin’an District, Fuzhou City

Zip Code: 350011

Financial Institution and Account Number: Bank of China Limited Fuzhou Jin’an Sub-branch Business department ***********

Tel: **********     Fax: **********

Lender: Bank of China Limited Fuzhou Jin’an Sub-branch

Legal Representative / Person in Charge: Lin Jie

Address: Fusheng Qianlong international annex building, 1F No.3, Midlle Changle Road, Wangzhuang street, Jin’an District, Fuzhou City

Zip code: 350011

Tel: **********     Fax: **********

This contract, signed by both of the borrower and the lender through equal consultation, serves as a single agreement under the Credit Line Agreement (No.fj1122021141) signed between Shengfeng Logistics Group Co., Ltd and Bank of China Limited Fuzhou Jin’an Sub-branch.

Article 1 Loan Amount

Currency: RMB;

Amount: ￥17,000,000.00.

Article 2 Life of Loan

Life of the loan is 12 months from the date when the money is actually withdrawn; If it is drawn by installments, then life of the loan is 12 months from the first actual drawing date.

The borrower should make the withdrawal in strict accordance with the agreed time. If the actual withdrawal date is later than the agreed date, the borrower should still make the repayment on the agreed date in this contract.

Article 3 Purpose of loan

Purpose of this loan is to pay for combined transport fee and fuel.

Without the written consent of the lender, the borrower shall not change the purpose of the loan, including but not limited to that the borrower shall not use the loan for fixed assets, equity and other investments, shall not use the loan for any fields and purposes prohibited by laws, regulations, and regulatory provisions, shall not use it for refinancing or purchasing other financial products for arbitrage, or any other uses for which bank loans are prohibited to be used.

Article 4 Loan Interest Rate and its Calculation

1. Loan Interest Rate:

The loan interest rate in this contract is (2) as the following:

(1) Fixed interest rate with annual interest rate of ///%. The contract interest rate remains unchanged during the whole life of the loan.

(2) Floating rate, with the actual drawing date (or the first actual drawing date in case of separate drawings) as the starting date. The rate is adjusted (or repriced) once every 12 months, which is considered a full cycle and the repricing date is the first day of the next floating cycle. If there is no such date in the current month, the starting date shall be the last day of the current month.

For each withdrawal:

Floating rate of RMB loans

A. The interest rate of the first period (from the actual withdrawing date to the expiration date of the floating cycle) is the average interest rate of the quoted ☑1-year/☐5-year (choose one) LPR published by NIFC on the working day before the actual withdrawal date ☑plus/☐minus (choose one) 15 basis points;

B. On the repricing date, the interest rate will be recalculated as the average of the ☑1-year/☐5-year (choose one) LPR published by NIFC on the previous working day ☑plus/☐minus (choose one) 15 basis points, and will start to serve as the interest rate of the new floating cycle.

2. Interest Calculation

The interest shall be calculated from the actual drawing date, concerning the actual amount withdrawn and the number of days the money is used.

The calculation formula is as below:

Interest = principal × actual days × daily interest rate.

Daily Interest Rate = annual interest rate / 360.

3. Interest Settlement

The borrower in this contract shall settle the interest in way (1):

(1) The interest is settled quarterly. The 20th day of the last month of each quarter is the interest settlement day, and the 21st day is the interest payment day.

(2) The interest is settled by month. The 20th day of each month is the interest settlement day, and the 21st day is the interest payment day.

The borrower should pay off all the interest on the last repayment day regardless of whether that day is an interest payment day.

4. Penalty Interest

(1) If the loan is overdue or not used for the purpose specified in the contract, from the date of overdue or misappropriation, the penalty interest shall be calculated and collected according to the penalty interest rate specified in this paragraph for the overdue or misappropriated part until the principal and interest are paid off.

For overdue and misappropriated loans, the penalty interest shall be calculated and charged at the higher penalty interest rate.

(2) For the interest and penalty interest that cannot be paid on time by the borrower, compound interest shall be calculated and collected by the interest settlement method described in paragraph 3 of this article.

(3) Penalty interest rate

Penalty Interest Rate of the Floating Rate Loan

A. The interest rate shall float according to the floating period specified in this article from the date of overdue or misappropriation.

B. The penalty interest rate of overdue loan is 50% higher than the penalty interest base rate determined in item C of this article, and the penalty interest rate of misappropriated loan is 100% higher than the penalty interest base rate.

C. In the first floating cycle of the loan, the penalty prime rate is the actual current interest rate in the cycle when overdue or misappropriation occurs. At the end of each cycle, the penalty interest prime rate of the next floating cycle will be adjusted on the repricing date by using the method specified in paragraph 1 of this article.

Article 5 Conditions for Withdrawing

The borrower’s withdrawal shall meet the following conditions:

1. This contract and its attachments have come into force;

2. The borrower has provided guarantee as required by the lender, and the guarantee contract has become effective through completed legal approval, registration and filing procedures;

3. The borrower has reserved its documents, seals, personnel list and signature samples necessary for the signing and performance of the contract to the lender, and has completed all relevant documents;

4. The borrower has opened the account required for the contract as required by the lender;

5. The borrower has submitted written application and relevant loan purpose documents to the lender 3 working days before the withdrawal;

6. Other conditions of withdrawal as stipulated by law and agreed by both parties.

If the conditions above are not met, the lender has the right to refuse the borrower’s application for the withdrawal, except when the lender approves the withdrawal.

Article 6 Time and Method of Withdrawal

1. The borrower shall withdrawal the money in way (2):

(1) Make an one-time withdrawal on mm / dd / yyyy.

(2) Withdraw within 7 working days from July 8, 2021.

(3) Make separate withdrawals as follows:

Time of withdrawal	Amount of withdrawal
/ / /	/ / /

2. The lender has the right to refuse the withdrawal application if the money is not withdrawn in time by the borrower.

3. Commitment fee

In accordance with the principle of “fee reduction and profit transfer”, the lender exempts the commitment fee for the above commitment services, and the assessed amount of exemption is RMB 500 yuan.

Article 7 Payment of Loan

1. The Loan Issuing Account

The borrower shall open the following loan account with the lender through which the loan issuance and payment shall be handled.

Account Name: Shengfeng Logistics Group Co., Ltd

Account Number: **********

2. Payment Method

(1) The payment method of loan funds shall be implemented in accordance with laws and regulations, regulatory provisions and with the contract. The payment method with a single withdrawal shall be confirmed in the withdrawal application. If the lender considers that the payment method selected in the withdrawal application does not meet the requirements, the lender has the right to change the payment method or stop the issuance and payment of the loan funds.

(2) Entrusted Payments, which is, the lender to directly pay the loan funds to the borrower’s designated counterparts for the use specified in this agreement in accordance with the borrower’s applications for loan withdrawal and entrustment. According to CBRC’s and the lender’s internal management regulations, the payment of the loan funds meeting one of the following conditions shall be made by the lender through an entrusted payment method:

A. A new credit business relationship is established between the lender and the borrower, and the credit rating of the borrower fails to meet the internal requirements of the lender;

B. When a single amount of withdrawal exceeds 10 million yuan (exclusive). Foreign currency shall be converted at the exchange rate on the actual withdrawing day);

C. Other circumstances stipulated by the lender or agreed with the borrower.

(3) Independent Payments. After the lender has released the loan funds to the borrower’s account, the borrower shall make independent payment to the its counter parties for the purpose agreed in the contract. All payments of the loan funds shall be independent except for the situations in which entrusted payment method should be adopted as stipulated in the preceding paragraph..

(4) Change of Payment Method. For independent payments, if the conditions of borrower’s external payment or credit rating changes after the withdrawal application is submitted, the payment method of the loan fund shall be changed if the payment meets the conditions specified in Item (2) of paragraph 2 in this article. The borrower is required to provide the lender with a written application for any changes in the payment method, to submit a new withdrawal application with relevant documents.

3. Specific Requirements for Entrusted Payment of the Loan Funds

(1) Payment Entrustment. The borrower shall clearly specify the payment entrustment in the withdrawal application, that is, to authorize and entrust the lender to directly pay the loan funds to the borrower’s designated counterpart after transferring the loan funds into the borrower’s account. The borrower shall also provide the name of the recipient, the counter party’s account, payment amount and other necessary payment information.

(2) Providing Transaction Information. The borrower shall provide the lender with the information of its loan account and the counter party’s account together with supporting materials proving that the withdrawal is in line with the purpose agreed in the loan contract. The borrower shall guarantee that all information provided to the lender is true, complete and valid. If the entrusted payment obligations of the lender are not completed in time due to the untrue, inaccurate or incomplete transaction information provided by the borrower, the lender shall not bear any responsibility, and the repayment obligations of the borrower under this contract shall not be affected.

(3) The Performance of the Lender’s Entrusted Payment Obligation

A. After the borrower provides the payment entrustment and other relevant information, the lender will pay the loan funds to the borrower’s counter party through the borrower’s account with the borrower’s approval.

B. If the lender finds that the relevant transaction materials provided by the borrower do not conform to the contract or have other defects, it has the right to require the borrower to supplement, replace, explain or to re-submit relevant materials. Before the borrower completely submits the materials required by the lender, the lender has the right to refuse the release and payment of the funds.

C. In case of a refund from the counter party’s bank, which causes the lender’s failure to make the payment in time, the lender shall not bear any responsibilities, and the repayment obligations of the borrower under this contract shall not be affected. The borrower hereby authorizes the lender to freeze the amount refunded by the the counter party’s bank. In this case, the borrower shall re-submit relevant transaction materials to the lender.

(4) The borrower shall not avoid the entrusted payment by breaking the whole payment into parts.

4. After the loan fund is released, the borrower shall timely provide the lender with the loan fund use records and other information including but not limited to payment vouchers, etc.

5. In case of any of the following circumstances, the lender shall have the right to re-determine the conditions for loan issuance and payment or to stop the issuance and payment of loan funds:

(1) The borrower violates the contract and avoids the entrusted payment of the lender by breaking the whole payment into parts;

(2) The borrower’s credit status declines or the profitability of its main business is not strong;

(3) There is abnormal use of the loan funds;

(4) The borrower fails to provide the loan fund use records and information in a timely manner as required by the lender;

(5) The borrower uses the loan fund in any way that violates the agreement reached in this article.

Article 8 Repayment

1. The account below is designated as the repayment account. The borrower shall timely provide information about the fund activities in this account to the lender. The lender has the right to require the borrower to explain the inflow or outflow of large or abnormal funds in this account and supervise the account.

Account Name: Shengfeng Logistics Group Co., Ltd

Account No.: ***********

2. Unless otherwise agreed by both parties, the borrower shall repay the loan in this contract with repayment plan (1):

(1) Pay off all loans in this contract on the expiration date of the loan term.

(2) Repay the loan according to the following schedule:

Time of Repayment	Repayment Amount
///	///
///	///

(3) Other plans of repayment.

The borrower shall submit a written application to the lender 3 banking days before the maturity of the corresponding loan. The change of repayment plan shall be confirmed by both parties in writing.

3. Unless otherwise agreed by both parties, if the borrower defaults on the principal and interest of the loan at the same time, the lender has the right to decide the order of repayment of the principal and interest; In the case of repayment by installment, if there are multiple due loans or overdue loans under this contract, the lender has the right to determine the order of a certain repayment; If there are more than on loan contracts due, the lender has the right to determine the order of the contract to be performed with the borrower’s each repayment.

4. Unless otherwise agreed by both parties, the borrower may prepay the loan, but shall notify the lender in writing 15 banking days in advance. The amount of prepayment is first used to repay the last due loan.

5. The borrower shall make the repayment in way (1) as below.

(1) The borrower shall deposit sufficient funds in the repayment account below no later than 3 banking days before the maturity of each principal and interest, and the lender has the right to withdraw the money from this account on the maturity date.

Repayment Account: Shengfeng Logistics Group Co., Ltd.

Account number: **********.

(2) Other repayment methods agreed by both parties.

Article 9 Guarantee

1. The guarantee method of the liabilities in the contract is as follows:

This contract belongs to the main contract under the Maximum Guarantee Contract (No. fj1122021143) signed by the guarantor Liu Yongxu and the lender. Liu yongxu is going to provide the maximum guarantee.

This contract belongs to the main contract under the Maximum Mortgage Contract (No. fj1122021142) signed by the mortgagor Suzhou Shengfeng Logistics Co., Ltd. and the lender. Suzhou Shengfeng Logistics Co., Ltd. is going to provide the maximum guarantee.

2. If the borrower or the guarantor has an event that the lender considers may affect its performance ability, the guarantee contract becomes invalid, cancelled or terminated, the financial situation of the borrower or the guarantor deteriorates, the borrower or the guarantor is involved in major litigation or arbitration cases, the guarantor defaults under the guarantee contract or other contracts with the lender, or the collateral is devalued, damaged, lost or sealed up, resulting in the weakening or loss of the guaranteed value, the lender has the right to require the borrower to provide new guarantee, replace the guarantor, etc. as the borrower’s obligation.

Article 10 Declaration and Commitment

1. The borrower hereby declares that:

(1) The borrower is registered and exists legally, and has full capacity and civil rights to conduct the signing and performing of this contract;

(2) The signing and performance of this contract is based on the true intention of the borrower. The borrower has obtained legal and effective authorization, and will not violate any agreement, contract or other legal documents binding on the borrower; The borrower has obtained or will obtain all relevant approval, permission, records and registration required for signing and performing this contract;

(3) All documents, financial statements, vouchers and other information provided by the borrower to the lender for this contract are true, complete, accurate and effective;

(4) The transaction background provided by the borrower is true and legal, and no money laundering, funding terrorism or weapons for mass destruction, tax evasion, fraud, or other illegal activities is involved, nor can the borrower violate any sanctions imposed by the United Nations, sovereigns like China, or international organizations;

(5) The borrower does not conceal from the lender any event that may affect the financial status and performance ability of the borrower and the guarantor;

(6) The borrower and the loan projects meet the national environmental protection standards, and there is no risk of energy over-consumption or pollution identified by the national departments;

(7) Other matters declared by the borrower.

2. The borrower promises:

(1) To provide its financial statements (including but not limited to annual report, quarterly report and monthly report) and other relevant information to the lender on a regular or timely basis; The borrower shall remain to meet the following financial index requirements: in the latest financial statement, the borrower and its group’s current ratio is no less than 1, and the balance of the borrower’s financing exposure shall not exceed 400 million yuan and 25% of the annual income of the group’s consolidated statements;

(2) If the borrower has entered into or will enter into a counter guarantee agreement or similar agreement with the guarantor as this contract, the agreement will not damage any rights of the lender;

(3) To accept the credit inspection and supervision of the lender with assistance and cooperation; If the borrower adopts the independent payment method, it shall regularly summarize and report to the lender; The summary report shall be a monthly report;

(4) In case of merger, division, capital reduction, equity transfer, foreign investment, substantial increase in debt financing, transfer of major assets and creditor’s rights and other matters that may adversely affect the borrower’s solvency, the borrower shall obtain the written consent of the lender in advance;

In case of the following circumstances, the borrower shall timely notify the lender:

A. There are changes in the borrower or guarantor’s articles of association, business scope, registered capital and legal representative;

B. There are any forms of joint venture, cooperation, contracted operation, restructuring, IPO plans and other changes in the operation mode;

C. The borrower or the guarantor is involved in major litigation or arbitration cases, property or collateral is sealed up, detained or supervised, or new security is set on collateral;

D. The borrower is to close down, dissolve, liquidate, have its business license revoked, or apply for bankruptcy, etc;

E. Shareholders, directors and current senior managers are suspected of major cases or economic disputes;

F. The borrower violates other contracts;

G. Business difficulties and deterioration of financial situation occur;

(5) The repayment order of the borrower’s debt to the lender is prior to that of the borrower’s shareholders, and is no less than that of other creditors;

(6) Before the repayment of the loan principal, interests and related expenses in this contract is completed, the borrower shall not distribute any dividend or bonus to its shareholders in any form;

(7) The borrower shall not dispose of its own assets in a way that reduces its solvency. The borrower promises that the total amount of external guarantee shall not be more than twice of its own net assets, and that the total amount of external guarantee and the amount of single guarantee shall not exceed the limit specified in its articles of association;

(8) The borrower shall not transfer the loan fund to the account with the same account name or to the account of the related parties except for the purpose specified in this contract or with the consent of the lender.

To conduct transfers as mentioned in item (8) above, the borrower must provide the lender with sufficient supporting materials;

(9) The loan conditions such as the loan interest rate, guarantee, and repayment order stated in this contract shall not be lower than those given by the borrower to any other financial institution now or in the future;

(11) The lender has the right to call in the loan in advance based on the borrower’s fund repayment status;

(12) The borrower shall provide its environmental and social risk report to the lender. The borrower undertakes to strengthen the management of environmental and social risks with the lender’s supervision. The borrower’s breach of the agreements described above is deemed as an event of default, and the lender may take remedies for breach of contract;

(13) The borrower shall cooperate with the lender to carry out due diligence, provide and update the information of customers and their beneficial owners, and provide background information about the transaction;

(14) Other items promised by the borrower.

Article 11 Disclosure of Related Party Transactions

Both parties agree that the following clause 1 shall apply:

1. The borrower is not a group customer determined by the lender according to the Guidelines for Commercial Banks on Risk Management of Credit Business with Group Customers.

2. The borrower is a group customer determined by the lender according to the Guidelines for Commercial Banks on Risk Management of Credit Business with Group Customers. The borrower shall timely report to the lender about its related party transactions of more than 10% of its net assets, including the related party relationship, transaction items and nature, transaction amount, and pricing policy (including transactions with no amount or with only symbolic amount).

If any one of the following circumstances, the lender has the right to unilaterally decide to stop offering the unused loan and call in part or all of the loan principal and interest in advance: the borrower takes advantage of false contract with related parties to obtain bank funds or credit; The borrower is involved in cases of major merger, acquisition and reorganization where the lender thinks that it may affect the security of the loan; and other circumstances specified in Article 18 of the Guidelines for Commercial Banks on Risk Management of Credit Business with Group Customers.

Article 12 Breach of Contract

Any of the following events shall constitute or be deemed as an event of default:

1. The borrower fails to perform its obligations of payment and settlement as agreed in this contract;

2. The borrower fails to use the loan funds in the way or for the purpose agreed in this contract or the borrower uses the loan funds for refinancing or purchasing other financial products for arbitrage;

3. The statement made by the borrower in this contract is untrue or violates its commitment in this contract;

4. In case of any circumstance specified in Article 10.2.(4) where the lender thinks that it may affect the financial status and performance ability of the borrower or the guarantor, and the borrower fails to provide new guarantee or replace the guarantor;

5. The credit status of the borrower declines, the profitability, solvency, operating capacity, cash flow and other financial indicators of the borrower deteriorate, or the borrower’s financial indicators break through the constraints as stipulated in this contract;

6. The borrower breaches any other contract with the lender or other institutions of Bank of China Limited; Any event of breaches of credit business contract happen between the borrower and other financial institutions;

7. The guarantor violates the provisions of the guarantee contract, or defaults under other contracts with the lender or other institutions of Bank of China Limited;

8. Termination of business, dissolution, cancellation or bankruptcy happens to the borrower;

9. The borrower is involved in or may be involved in major economic disputes, litigation, arbitration, its assets are sealed up, distrained or enforced, it is being investigated or punished by national legal department;

10. The borrower’s major investors and key management personnel change abnormally, or become missing, subject to judicial investigation or restriction of personal freedom;

11. The lender finds that there are circumstances that may affect the financial status and performance ability of the borrower or the guarantor at the annual review;

12. There is a large amount of abnormal capital inflow and outflow in the designated repayment account, and the borrower can not provide supporting materials approved by the lender;

13. The construction of energy-saving projects is seriously lagged, the energy-saving technology and equipment have serious defects, stopped or reduced production of the main facilities or equipment results in the actual energy saving significantly lower than the forecast thereafter the energy-saving income can not return to the designated account in time, the borrower participates in private high interest loans, the borrower offers other external guarantee or borrow new debts without the consent of the lender, and the borrower’s key financial indicators are seriously deteriorated;

14. The borrower refuses to cooperate with the lender to carry out due diligence, the lender finds that the borrower’s transaction is in violation of laws and regulations, or the lender has reasonable facts to suspect that the borrower or its related transaction / counterpart is subject to money laundering, terrorism or terrorist financing, or the borrower’s transaction involves violation of relevant sanctions;

15. The borrower violates other provisions on the rights and obligations of the parties in this contract.

In case of any event of default specified in the preceding paragraph, the lender shall have the right to take the following actions regarding the specific circumstances:

1. Require the borrower and the guarantor to correct their breach of contract within a time limit;

2. Reduce, suspend, cancel or terminate the credit line to the borrower in whole or in part;

3. Suspend or terminate in whole or in part the acceptance of the borrower’s withdrawal and other business applications; Suspend or cancel all or part of the loans that have not been granted and the trade financing that have not been handled;

4. Declare all or part of the principal and interest of the outstanding loan / trade financing funds and other accounts payable between the borrower and the lender due immediately;

5. Terminate or rescind this contract and other contracts between the borrower and the lender in whole or in part;

6. Require the borrower to compensate the losses caused to the lender due to its breach of contract, including but not limited to the litigation costs, lawyers’ fees, notarization fees, execution fees and other related expenses caused by the realization of the creditor’s rights;

7. Deduct the money balance of the account opened by the borrower with the lender and other institutions of Bank of China Limited to pay off all or part of the borrower’s debts to the lender. The undue amount in the account shall become due at the time. If the account currency is different from the lender’s business valuation currency, it shall be converted at the foreign exchange rate at the time of the deduction;

8. Exercise the security interest;

9. Require the guarantor to undertake the guarantee responsibility;

10. Other measures that the lender considers necessary and possible.

Article 13 Rights Reserved

If one party fails to exercise part or all of its rights under this contract, or fails to require the other party to perform or assume part or all of its obligations and liabilities, it shall not constitute a waiver of such rights or an exemption from such obligations and liabilities.

Any tolerance, extension or delay offered from one party to the other in exercising its rights under this contract shall not affect any rights the first party owns under this contract, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 14 Change, Modification and Termination of the Contract

This contract can be changed or modified in written form by both parties through negotiation. Any change or modification shall constitute an integral part of this contract.

Unless otherwise stipulated by laws and regulations, or agreed by both parties, this contract shall not be terminated until all the rights and obligations under it have been fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by both parties, the invalidity of any provision of this contract shall not affect the legal effect of other provisions.

Article 15 Applications of Law and Settlement of Disputes

This Agreement shall be governed by the laws of the People’s Republic of China.

When this Agreement takes effect, all disputes arising from the conclusion and performance of this Agreement may be settled by both parties through negotiation. If the negotiation fails, either party may adopt way 2 as follows:

1. Submit an application to the following departments for arbitration:

☐ China International Economic and Trade Arbitration Commission

☐ Beijing Arbitration Commission (Beijing International Arbitration Center)

☐ Other arbitration commissions

The arbitration shall be conducted in accordance with the arbitration rules in force at the time of applying for arbitration. Final result of the arbitration shall be binding on all parties.

2. Litigation.

☐ Bring a lawsuit to the People’s Court of the place where Party B or other institutions of Bank of China limited exercise their rights and obligations.

☐ Bring a lawsuit to the International Commercial Court of the Supreme People’s Court (for international commercial disputes with an amount of more than 300 million yuan).

☐ Bring a law suit to the people’s court with jurisdiction according to law.

During the dispute settlement period, if the dispute does not affect the performance of other provisions of this Agreement and the single agreement, the other provisions shall continue to be performed.

Article 16 Appendixes

The following attachment and other attachments and individual agreements confirmed by both parties constitute an integral part of this Agreement and have the same legal effect as this Agreement.

Attachment: Application Form for Withdrawals.

Article 17 Other Agreements

1. Without the written consent of the lender, the borrower shall not transfer any rights or obligations in this contract to a third party.

2. The borrower is going to agree if the lender has to entrust other institutions of Bank of China Limited to perform the rights and obligations in this contract due to business needs, or to transfer the loan business in this contract to other institutions of Bank of China Limited to undertake and manage. Other institutions of Bank of China Limited authorized by the lender, or other institutions of Bank of China Limited undertaking the loan business in this contract, shall have the right to exercise all the rights in this contract, and have the right to file a lawsuit in the name of such institution, submit to an arbitration institution for adjudication or apply for enforcement according to this contract.

3. Without affecting other provisions of this contract, this contract shall be legally binding on both parties and their respective successors and transferees.

4. Unless otherwise agreed, both parties shall recognize the place of residence specified in this Agreement as the effective contact address. The address will serve for all kinds of notices, agreements and other documents when both parties perform the contract, relevant documents and legal documents in case of dispute over this agreement, as well as the first instance, second instance, retrial and execution procedures after the dispute enters into arbitration and civil proceedings.

In case of any changes in the address, the changing party shall inform the other party of the changed address in writing 5 working days in advance. During arbitration or civil procedures, when any party changes its address, the changing party shall timely inform the arbitration institution and the Court. If a party fails to perform the obligation of notice in the above manner, its address confirmed in this Agreement shall still be regarded as the effective address.

If the legal document is not received by one party due to the inaccuracy of the service address, the failure to inform the other party and the Court in time after the change of the service address, or the refusal of the receiver’s signature, the date of return of the document shall be regarded as the date of reception; if documents are sent directly in person, the date on which the receiver signs on the receipt is considered the date of reception.

5. The transactions arising from this contract are based on each party’s own interests independently. According to law, the fairness of the transaction shall not be affected by any of the lender’s related parties or persons by taking advantage of the relationship.

6. The title and business name in this contract are only used for the convenience of reference, and shall not be used for the interpretation of the terms and the rights and obligations of the parties.

7. The lender shall have the right to provide the information related to this contract and the borrower to the credit reference system of the People’s Bank of China and other credit information databases established according to law for inquiry and use by institutions or individuals with appropriate qualifications. The lender also has the right to inquire the relevant information of the borrower through the credit information system of the People’s Bank of China and other legally established credit information databases for the purpose of signing and performing this contract.

8. In case of legal holidays, the withdrawal date and repayment date shall be postponed to the first working day after the holidays.

9. If the lender fails to perform the agreement due to changes in laws and regulations, the lender has the right to terminate or change the performance of this agreement. If the agreement is terminated or changed due to such reasons, the lender shall be exempted from liability.

10. The borrower may consult and complain about this contract and the business and charges under this contract through the lender’s contact number listed in this contract.

Article 18 Effectiveness of the Contract

This contract shall come into force on the date when it is signed with official seals by the legal representatives, responsible persons or authorized signers of both parties.

This contract is made in duplicate with the same legal effect, one for each party.

Borrower: Shengfeng Logistics Group Co., Ltd.

Authorized signature: /s/ Liu Yongxu

July 3, 2021

Lender: Bank of China Limited Fuzhou Jin’an Sub-branch

Authorized signature: /s/ Weng Yu

July 3, 2021